Results of shareholder votes

The Annual Meeting of Shareholders of the Fund was held on July 21, 2008. Holders of the Fund's common shares of beneficial interest, par value $0.01 per share ("Common Shares") voted on the election of Class III Trustees.

Voting results with respect to the election of Class III Trustees by holders of Common Shares are set forth below:


------------------------------------- ----------------------------------- -----------------------
Name                                  # of Shares in Favor                # of Shares Withheld
------------------------------------- ----------------------------------- -----------------------
L. Kent Moore                         16,093,700                          422,450
------------------------------------- ----------------------------------- -----------------------
Ronald A. Nyberg                      16,095,871                          420,280
------------------------------------- ----------------------------------- -----------------------
Ronald E. Toupin, Jr.                 16,093,634                          422,517
------------------------------------- ----------------------------------- -----------------------

The other Trustees of the Fund whose terms did not expire in 2008 are Randall C. Barnes, Steven D. Cosler, Robert M. Hamje, Matthew J. Appelstein and Nicholas Dalmaso.